Exhibit 10.10.2
[FORM NQSO - ANNUAL (EMPLOYEE)]
CARE CAPITAL PROPERTIES, INC.
STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of _____________, 20__ (the “Effective Date”) by and between Care Capital Properties, Inc., a Delaware corporation (the “Company”), and _______________, an employee of the Company (“Optionee”) pursuant to the Company’s 2015 Incentive Plan (the “Plan”).
AGREEMENT:
The parties agree as follows:
1.Grant of Option; Option Price. The Company hereby grants to Optionee, as a matter of separate inducement and agreement, and not in lieu of any salary or other compensation for Optionee’s services, the right and option to purchase (the “Option”) all or any part of an aggregate of ___________ shares of Common Stock (the “Option Shares”), on the terms and conditions set forth herein, subject to adjustment as provided in Section 7 of this Agreement, at a purchase price of $_______ per share (the “Option Price”). The Company and Optionee consider the Option Price to be not less than the fair market value of the Common Stock on the Effective Date, which is the date on which the Option was granted to Optionee (the “Option Date”). This option is not intended to be an incentive stock option under Section 422 of the Code.
2.Term of Option. The Option shall commence on the date hereof and continue for a term ending ten years from the Option Date (the “Termination Date”), unless sooner terminated as provided in Sections 5 and 6 of this Agreement.
3.Option Exercisable in Installments. Subject to the other terms and conditions stated herein, the right to exercise the Option shall vest in three equal installments as follows:1
(a)First Installment. Commencing on the [first anniversary of the] Option Date, Optionee may exercise the Option for up to 33⅓ percent of the number of Option Shares.
(b)Second Installment. Commencing on the [second][first] anniversary of the Option Date, Optionee may exercise the Option for 66⅔ percent of the number of Option Shares, less the number of Option Shares for which the Optionee has already exercised the Option.
(c)Third Installment. Commencing on the [third][second] anniversary of the Option Date, the Option may be fully exercised to the extent that it has not previously been exercised.

1 Unless another vesting schedule is specified by the Compensation Committee or its designee, vesting to begin on the date of grant for executives and on the first anniversary of the date of grant for other employees.

4.Conditions to Exercise of the Option.
(a)Exercise of Option. Subject to the provisions of Section 3 of this Agreement, Optionee may exercise the Option by delivering to the Company notice in the manner directed by the Company (“Notice”) of exercise stating the number of Option Shares for which the Option is being exercised, accompanied by payment in the amount of the Option Price multiplied by the number of Option Shares for which the Option is being exercised (the “Exercise Price”) in the manner provided in Section 4(b) below and making provision for any applicable withholding taxes.
(b)Payment of Exercise Price. The Company shall accept as payment for the Exercise Price (a) a check payable to the order of the Company, (b) the tender of Common Stock (by either actual delivery of Common Stock or by attestation), (c) “cashless exercise” through a third party in a transaction independent of the Company and properly structured to avoid any adverse consequences to the Company, (d) a reduction in the Option Shares otherwise deliverable upon exercise, (e) a combination of the foregoing, or (f) by any other means which the Committee determines.
(c)Issuance of Shares on Exercise. As soon as practicable after receipt of the Notice and payment of the Exercise Price and any required withholding taxes, the Company shall issue to Optionee, without transfer or issuance tax or other incidental expense to Optionee, the number of shares of Common Stock set forth in the Notice and for which the Company has received payment in the manner prescribed herein.
5.Restrictions on Transfer of Option.
(a)Except as provided in Section 5(b) below, the Option shall be exercisable during Optionee’s lifetime only by Optionee, and neither the Option nor any right hereunder shall be transferable except by bequest or the laws of descent and distribution. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee’s rights hereunder, except as provided in this Section 5(a) or in Section 5(b) below, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to Optionee, and it shall thereupon become null and void.
(b)Optionee may transfer, in accordance with the Plan, any or all rights under this Agreement to (i) Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Optionee’s household (other than a tenant or employee) (“Family Members”), (ii) a trust or trusts in which Optionee and/or Optionee’s Family Members have more than 50% of the beneficial interest, or (iii) a partnership, limited liability company or other entity in which Optionee and/or Optionee’s Family Members own more than 50% of the voting interests in exchange for an interest in the entity; provided, that (a) any such transfer must be without any consideration to Optionee for such transfer (other than interests in such partnership, limited liability company or other entity), and (b) all subsequent transfers of any rights under this Agreement shall be prohibited other than by bequest or the laws of descent and distribution. Following any such transfer, this Agreement shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided, that for purposes of this Agreement and the Plan (excluding Section 6 of this Agreement) the term “Optionee” shall be deemed to refer to the transferee. Any rights to exercise the Option transferred hereunder shall be exercisable by the transferee only to the extent, and for the periods, specified in this Agreement.

6.Exercise of the Option upon Termination of Employment.
(a)Termination of Employment Other Than for Death, Disability, Retirement or Cause. If Optionee’s employment by the Company and its Affiliates is terminated prior to the Termination Date other than due to Optionee’s death or Disability, retirement by Optionee in accordance with the terms of the Company’s retirement or pension plans (“Retirement”) or by the Company for Cause, the Option shall terminate 180 days after termination of Optionee’s employment or on the Termination Date, if earlier, and shall be exercisable during such period after termination of Optionee’s employment only with respect to the number of Shares which Optionee was entitled to purchase on the day preceding the date of termination of Optionee’s employment. [Notwithstanding the foregoing, if such termination of employment is by the Company without Cause or by Optionee with Good Reason (as defined in the [Employment][Employee Protection and Noncompetition] Agreement, dated August 17, 2015, between the Company and Optionee), Optionee shall be treated as having one additional year of service from the date of such termination for purposes of vesting.]2
(b)Termination of Employment Due to Death, Disability or Retirement. In the event of Optionee’s death, Disability or Retirement while Optionee is employed by the Company and its Affiliates, the Option shall terminate on the Termination Date and shall become fully exercisable.
(c)Termination of Employment for Cause. If Optionee’s employment by the Company and its Affiliates is terminated for Cause, the Option, whether or not exercisable, shall terminate on the date of termination of Optionee’s employment.
(d)Black-out Periods. Notwithstanding the preceding provisions of this Section 6, if the Option would otherwise terminate during or immediately after a black-out period under the Company's securities trading policy, then the Option shall instead be extended until ten business days following the expiration of the black-out period, provided that the term of the Option shall not be extended beyond ten years from the Option Date.
(e)Restrictions on Exercise. Notwithstanding anything contained in this Section 6, in no event may the Option be exercised after the Termination Date.
7.Adjustment to Option Shares. The Option shall be subject to adjustment as provided in the Plan, including without limitation, with respect to a Change in Control.
8.Change in Control. Notwithstanding the provisions of Section 3 of this Agreement, upon a Change in Control, Optionee shall have the right to exercise the Option in full as to all Option Shares.
9.Agreement Does Not Grant Employment Rights. Neither the granting of the Option, nor the exercise thereof, shall be construed as granting to Optionee any right to employment by the Company. The right of the Company to terminate Optionee’s employment at any time, with or without cause, is specifically reserved.

2 Bracketed formulation for executives.

10.Tax Withholding. Optionee acknowledges that the Company will be required to withhold certain taxes at the time Optionee exercises the Option. Withholdings by the Company will not exceed the minimum required by law. Optionee agrees to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise with respect to the Option, including, without limitation, any taxes upon the exercise of the Option. Notwithstanding the previous sentence, Optionee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the Option, including, without limitation, upon the exercise of the Option. Optionee shall have the right to elect satisfy, in whole or in part, Optionee’s tax withholding obligations by having the Company withhold Option Shares.
11.Miscellaneous.
(a)No Rights as Stockholder. Neither Optionee, nor any person entitled to exercise Optionee’s rights under this Agreement, shall have any of the rights of a stockholder regarding the shares of Common Stock subject to the Option, except after the exercise of the Option as provided herein.
(b)Recoupment of Awards. The Option, including any portion that has vested in accordance with Section 3 of this Agreement, shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company pursuant to the requirements of Dodd-Frank Wall Street Reform and Consumer Protection Act or other law or the listing requirements of any national securities exchange on which the common stock of the Company is listed.
(c)Incorporation of Plan. Except as specifically provided herein, this Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Optionee acknowledges receiving and the terms of which are incorporated by reference.
(d)Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context or substance of any section or paragraph of this Agreement.
(e)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.
(f)Defined Terms. All capitalized terms not defined herein shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.
CARE CAPITAL PROPERTIES, INC.
By:
Title:

[NAME]